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                                                                   Exhibit 10.5

                               DAKOTA COMMODITIES
                             DDGS MARKETING CONTRACT


         This DDGS Marketing Contract is made and entered into this 18th day of December, 2000, by and between Great Plains Ethanol, LLC. having an address of Post Office Box 172, Lennox, South Dakota 57039 (the "Owner"), and Broin Enterprises, Inc. d/b/a Dakota Commodities, having an address of 851 Washington Street, Scotland, South Dakota, 57059 (the "Marketer").

                              W I T N E S S E T H:

         WHEREAS, Owner desires to utilize the services of Marketer to market Dry Distiller's Grain with Solubles, Modified Wet Distiller's Grain, Wet Distiller's Grain, and Solubles (syrup), (collectively the "DDGS") from its ethanol plant to be located in Turner County, South Dakota; and,

         WHEREAS, Marketer has the ability and experience to market DDGS; and,

         WHEREAS, the parties desire to enter into and execute this Contract for the purpose of setting forth mutually acceptable terms and conditions.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties agree as follows:

                                    AGREEMENT

         Owner gives Marketer exclusive rights to market all DDGS from its ethanol plant to be located in Turner County, South Dakota. Owner will inform Marketer of daily inventories, plant shutdowns, daily production projections, and other information requested by Marketer. Marketer will be responsible for arranging truck and rail transportation. Owner agrees to participate in and equally share with Marketer the cost for DDGS promotional activities.

                                      FEES

         Marketer guarantees the sale of Owner's DDGS at available market prices. Marketing Fee will be 2% of gross monthly DDGS sales, with a minimum annual marketing fee of $200,000 per year, F.O.B. the plant site. Fees will not be earned on uncollected accounts receivable. Adjustment for the fee will be made at the time writeoffs occurs.


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                                      -2-

                                    BILLING

         Owner will be responsible for billing and receipt of payment for all DDGS. Owner will be responsible for paying all freight bills.

                  Owner will be responsible for furnishing Marketer with a report by 10:00 a.m. each workday informing Marketer of the previous day's shipments.

                                   COLLECTIONS

         Marketer will make reasonable efforts to review the creditworthiness of Owner's DDGS customers. As deemed necessary, at Marketer's discretion, Marketer will obtain, at its expense, Credit Bureau reports or Dun and Bradstreet reports for Owner's potential customers. Marketer will then recommend to Owner which, if any, accounts Marketer believes should be rejected. Owner will have the right to request and review the rejection recommendations and/or reports and notify Marketer in writing of any customers that should not be rejected and additional customers that are rejected by Owner. Marketer will not sell product to any customers rejected by Marketer or Owner.

         Marketer will make reasonable efforts to collect any past due accounts. Any collection agency fees resulting from the collection process will be borne by Owner. All accounts receivable losses arising from the marketing of DDGS are the sole responsibility of Owner.

                                      TERM

         The term of this Contract shall continue for the length of the original primary debt financing for plant construction, or seven (7) years from the date that the plant begins operations, whichever is the later to occur. This Contract renews for an additional three (3) years, at the end of each three (3) year period thereafter, unless discontinued by either party. Notice of discontinuation must be made in writing at least three (3) months prior to the then current expiration date of the Contract.

         Within 15 days of written notice of discontinuation, Marketer will provide Owner with a quantity per month for up to one year from discontinuation that will be needed to fulfill sales contracts in existence at the time of discontinuance. Owner agrees that all existing contracts provided in the 15 day period will be fulfilled, and the terms of this Contract will remain in effect for all such tons.


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                                      -3-

                          DISCONTINUATION OF PRODUCTION

         If Owner desires to discontinue the production of DDGS, Owner will notify Marketer one year in advance so that all contract commitments made by Marketer may be met. If less than one year notice of discontinuance of production is provided to Marketer, or if unforeseen circumstances cause the cessation of production, Owner grants Marketer the right to buy in product shortfalls for Owner's account on any unfulfilled contracts, and any associated losses will be reimbursed by Owner to Marketer.

                                    LIABILITY

         Any and all liability related to the product shall remain the sole liability of Owner.

                                    INSURANCE

         Marketer will provide Owner with a certificate of insurance showing a minimum of one million dollars in commercial general liability coverage.

         Owner will provide Marketer with a certificate of insurance showing a minimum of one million dollars in commercial general liability coverage.

                                    REPORTING

         Marketer will provide Owner with the following reports on a regular basis during the term of this Contract:

                                 LIST OF REPORTS

                             REPORT                FREQUENCY
                             ------                ---------
                         Shipping Orders             Daily
                         Market Information         Weekly
                         Contract Summary           Monthly

         Owner will share current and aged receivable reports with the Marketer on a weekly basis.

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                                      -4-

                                 INDEMNIFICATION

         1. INDEMNITY BY OWNER. Owner shall indemnify, hold harmless and defend Marketer, and its officers, directors, employees and agents from and against any and all claims, actions, damages, liabilities and expenses, including but not limited to, attorneys' and other professional fees, in connection with the loss of life, personal injury and/or damage to property of third parties, arising from or out of Marketer's services provided under the terms and conditions of this Agreement, except that the Owner shall not indemnify, hold harmless and defend Marketer from (i) the negligent or intentional acts of Marketer and its officers, directors, employees and agents, (ii) any act beyond the scope of Marketer's services to be rendered under the terms and conditions of this Contract, and (iii) any violation of laws, regulations, ordinances and/or court orders. Any and all liability related to the product shall remain the sole liability of Owner.

         2. INDEMNITY BY THE MARKETER. Marketer shall indemnify, hold harmless and defend Owner, and its officers, manager, employees and agents from and against any and all claims, actions, damages, liabilities and expenses, including, but not limited to, attorneys' and other professional fees, in connection with loss of life, personal injury and/or damage to property of third parties arising from or out of (i) the negligent or intentional acts of Marketer and its officers, directors, employees and agents, (ii) any act beyond the scope of Marketer's services to be rendered under the terms and conditions of this Contract, and (iii) any violation of laws, regulations, ordinances and/or court orders.

                         ENTIRE AGREEMENT AND AMENDMENT

         This Contract contains the entire agreement between the parties for the marketing of DDGS. No oral statements, representations or prior written matter not contained in this Contract shall have any effect regarding the marketing of DDGS. This Contract shall not be amended or modified in any manner except by a writing executed by both parties.

                                  NO ASSIGNMENT

         Marketer shall not, without the prior written consent of Owner, assign, transfer or subcontract any rights or obligations of Marketer under this Contract. If the shareholders of Marketer sell, assign or transfer a controlling interest in Marketer, or if Marketer sells substantially all of its assets, Owner shall have the right to terminate this Contract without liability to Marketer.

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         IN WITNESS WHEREOF, the parties hereto have executed this Contract on the date and year first above written.

GREAT PLAINS ETHANOL, LLC - Owner



By:      /s/ Darrin Ihnen
   ---------------------------------------
      Its: Pres


BROIN ENTERPRISES, INC. d/b/a
DAKOTA COMMODITIES - Marketer



By:      /s/ Jeff Broin
   ---------------------------------------
      Its: CEO